EXHIBIT 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the CarMax, Inc. (the “company”) Annual Report on Form 10-K for the year ended February 29, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Austin Ligon, President and Chief Executive Officer of the company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company as of, and for, the periods presented in this Report.

Date: May 14, 2004	By:	/s/ Austin Ligon
Austin Ligon
President and
Chief Executive Officer